Exhibit 99.1

For Immediate Release

June 30, 2025

PCS Edventures! Announces Results

For Fiscal Year 2025

Boise, Idaho, June 30, 2025 — PCS Edventures!, Inc. (“PCSV”), a leading provider of TK-12 Science, Technology, Engineering and Mathematics (“STEM”) education programs, today announced results of operations for its fiscal year ended March 31, 2025.

Fourth Quarter 2025 Overview:

●	Revenue decreased 42.8% to $1.29 million in the fourth quarter of 2025 compared to the prior year.
●	Gross margin of 59.4% in the fourth quarter of 2025.
●	Net income before income tax provision was -$0.04 million in the fourth quarter versus $0.65 million in the previous year same quarter.
●	During the quarter, shares outstanding declined 0.6% as 769,230 shares were repurchased.
●	Subsequent to March 31, 2025, shares outstanding declined 0.2% as 264,959 shares were repurchased.
●	On June 2nd, we uplisted to the OTCQB.

Full Year 2025 Overview:

●	Revenue decreased 18.4% to $7.42 million compared to the prior year.
●	Gross margin of 59.8% in FY 2025.
●	Net income before income tax provision decreased 59% versus last year.
●	Cash on hand grew 242% to $3.2 million compared to the prior year.
●	Shares outstanding decreased 2.04% as 2,543,731 shares were repurchased during the fiscal year.

Mike Bledsoe, President, commented, “Our market during the fourth quarter of our fiscal year 2025 was challenging, with a number of factors negatively impacting our results. ESSER funds were not extended, a few large customer orders were either zero or less than prior years, and there was hesitancy in our market due to the uncertainty created by the new administration’s education policies. Our team is working hard to navigate this environment and succeed. We’ll continue to build the foundation for a larger company, focusing our strategies in the context of the longer-term.”

Todd Hackett, CEO, stated, “Our team has been working hard to take market share in a difficult environment. Our investments in our warehouse facility have allowed us to turn around kits in days instead of weeks allowing us meet delayed demand. Previously, we would have not been able to meet those demands. We have announced a 10 million share buy-back program. Development of our new drone is well on target and provides a huge untapped opportunity. Our business is nimble, flexible and up for the challenge.”

For more information about PCS Edventures!, Inc., visit our website.

Company financial information and reports can be found at https://www.sec.gov

About PCS Edventures!, Inc.

PCS Edventures!, Inc. (“OTCPK: PCSV”) is a Boise, Idaho company that designs and delivers technology-rich products and services for the TK-12 market that develop 21st-century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, and Math (“STEM”). https://edventures.com/.

Forward-Looking Statements.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Press Release. This Press Release should be considered in light of the disclosures contained in the filings of PCS and its “forward-looking statements” in such filings that are contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at https://www.sec.gov.

Contact.

Investor Contact: Michael Bledsoe 1.800.429.3110, mikeb@edventures.com

Investor Relations Web Site: https://investors.edventures.com/

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